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                                                                   EXHIBIT 10(i)

STATE OF ALABAMA           )

JEFFERSON COUNTY           )

                             SOUTHTRUST CORPORATION
                             WALLACE D. MALONE, JR.
          SECOND NONQUALIFIED DEFERRED COMPENSATION PLAN AND AGREEMENT

                  THIS PLAN AND AGREEMENT, by and between SOUTHTRUST CORPORATION, a Delaware corporation ("SouthTrust") and WALLACE D. MALONE, JR. ("Malone"), as follows:

                              W I T N E S S E T H:

                  WHEREAS, Malone currently serves as Chairman of the Board and Chief Executive Officer of SouthTrust; and

                  WHEREAS, Malone has agreed to forego any additional pay increases through December 31, 2003; and

                  WHEREAS, Malone and SouthTrust have agreed that, in addition to other forms of compensation otherwise agreed to between them, in lieu of any additional pay increases, SouthTrust shall provide as deferred compensation for Malone a cash benefit for the life of Malone pursuant to the terms and provisions set forth in this Plan, the Internal Revenue Code of 1986, as amended, and all regulations thereunder, and the Employee Retirement Income Security Act of 1974, as amended and all regulations thereunder ("ERISA"); and

                  WHEREAS, it is intended that the Plan shall remain unfunded for purposes of Title I of ERISA and for tax purposes; and

                  WHEREAS, SouthTrust has established a trust for the SouthTrust Corporation Wallace D. Malone, Jr. Second Deferred Compensation Plan and Agreement (hereinafter referred to as the "Trust") for the purpose of providing upon the occurrence of certain events, the benefits described under this Plan.

                  NOW, THEREFORE, IN CONSIDERATION OF THE ABOVE PREMISES, and the mutual covenants hereinafter set forth, faithfully to be kept by the parties hereto, SouthTrust hereby establishes and adopts the SouthTrust Corporation Wallace D. Malone, Jr. Second Nonqualified Deferred Compensation Plan and Agreement, as an unfunded arrangement to provide cash benefits to Malone pursuant to this Plan.


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                                    ARTICLE 1

                                     PURPOSE

                  The Plan is intended to be an unfunded arrangement for purposes of Sections 201(2), 301(a)(3) and 401(a)(1) of Title I of ERISA to provide a method to encourage Malone, who is a highly compensated and key employee, to forego any additional pay increases through December 31, 2003 and to provide financial security for Malone upon his termination of employment from SouthTrust by deferring payment to Malone of the benefits as provided herein.

                                    ARTICLE 2

                                   DEFINITIONS

                  2.1 "Administrator" means the Human Resource Committee of the Board.

                  2.2      "Board" means the Board of Directors of SouthTrust.

                  2.3 "Change in Control" means any one or more of the following: (i) when any person or group of persons, directly or indirectly, becomes the beneficial owner of, or obtain(s) the right to acquire securities of SouthTrust representing 20% or more of the combined voting power of SouthTrust's outstanding voting stock; (ii) when there is a change in the majority of the members of the Board within any twenty-four month period; (iii) when there is consummated any merger or consolidation which would result in a change in control under any other provision of this paragraph; (iv) upon the adoption of any plan or proposal for the liquidation or dissolution of SouthTrust; or (v) upon the occurrence of any other event that would be required to be reported under Item 6(e) of Schedule 14A of Regulation 14A of the Securities Exchange Act of 1934.

                  2.4 "Code" means the Internal Revenue Code of 1986, as amended.

                  2.5 "Effective Date" of the Plan means the 31st day of December, 2000.

                  2.6 "Eligible Spouse" means the wife of Malone to whom Malone is married at the date the benefits to him hereunder commence or to whom Malone has been married throughout the twelve month period ending on the date of Malone's death (or, in the event Malone should die as a result of an accidental bodily injury, the wife of Malone at the date of his death.)

                  2.7 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  2.8 "Qualified Joint and Survivor Annuity" means an annuity for the life of Malone with a survivor annuity for the life of the Eligible Spouse of Malone which is one-half of the amount of the annuity payments during the joint lives of Malone and his Eligible Spouse and which is the actuarial equivalent of a single life annuity for the life of Malone.


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                  2.9      "Plan" means the SouthTrust Corporation Wallace D.
Malone, Jr. Second Nonqualified Deferred Compensation Plan and Agreement established by this document and any related documents executed by Malone.

                  2.10 "SouthTrust" means SouthTrust Corporation, a corporation organized and existing under the laws of the State of Delaware, and any corporate successor thereto, whether by merger, consolidation, liquidation, or otherwise.

                  2.11 "Trust" means the Trust for the SouthTrust Corporation Wallace D. Malone, Jr. Second Non-Qualified Deferred Compensation Plan and Agreement created simultaneously herewith for the benefit of Malone pursuant to the terms of the Plan.

                                    ARTICLE 3

                                   ELIGIBILITY

                  Malone is a highly compensated employee as defined in Section 414(q) of the Code, shall be the only individual eligible to participate in the Plan.

ARTICLE 4

ESTABLISHMENT OF TRUST

                  SouthTrust is not required to fund this Agreement. However, it may do so by setting aside such cash and or other property necessary to pay the benefits provided hereunder. In any event, however, the rights of Malone shall be those of an unsecured creditor. Any and all funds which may be set aside by SouthTrust to satisfy any and all obligations created by this agreement shall be paid by SouthTrust to the Trustee under the Trust which is, at the date of this Plan and Agreement, SunTrust Bank, a Georgia corporation ("Trustee").

                                    ARTICLE 5

                               BENEFIT AND FUNDING

                  5.1      Benefit.

                           (a)      Malone shall be entitled to receive the
retirement benefits provided in this Article if he is employed by SouthTrust at the close of business on December 31, 2000.

                           (b)      Malone shall be entitled to receive an
annual benefit in the amount of $49,820.00 as a straight life annuity for and during his life, except as otherwise elected as provided hereinbelow in Article 6, upon his termination of employment with SouthTrust, for any reason whatsoever, on or after the close of business on December 31, 2000, but before the close of business on June 30, 2001.

                           (c)      Malone shall be entitled to receive an
annual benefit in the amount of $68,486.00 as a straight life annuity for and during his life, except as otherwise elected as provided


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hereinbelow in Article 6, upon his termination of employment with SouthTrust, for any reason whatsoever, on or after the close of business on June 30, 2001, but before the close of business on December, 31, 2001.

                           (d)      Malone shall be entitled to receive an
annual benefit in the amount of $157,386.00 as a straight life annuity for and during his life, except as otherwise elected as provided hereinbelow in Article 6, upon his termination of employment with SouthTrust, for any reason whatsoever, on or after the close of business on December 31, 2001, but before the close of business on June 30, 2002.

                           (e)      Malone shall be entitled to receive an
annual benefit in the amount of $188,481.00 as a straight life annuity for and during his life, except as otherwise elected as provided hereinbelow in Article 6, upon his termination of employment with SouthTrust, for any reason whatsoever, on or after the close of business on June 30, 2002, but before the close of business on December 31, 2002.

                           (f)      Malone shall be entitled to receive an
annual benefit in the amount of $242,611.00 as a straight life annuity for and during his life, except as otherwise elected as provided hereinbelow in Article 6, upon his termination of employment with SouthTrust, for any reason whatsoever, on or after the close of business on December 31, 2002, but before the close of business on June 30, 2003.

                           (g)      Malone shall be entitled to receive an
annual benefit in the amount of $285,386.00 as a straight life annuity for and during his life, except as otherwise elected as provided hereinbelow in Article 6, upon his termination of employment with SouthTrust, for any reason whatsoever, on or after the close of business on June 30, 2003, but before the close of business on December 31, 2003.

                           (h)      Malone shall be entitled to receive an
annual benefit in the amount of $452,351.00 as a straight life annuity for and during his life, except as otherwise elected as provided hereinbelow in Article 6, upon his termination of employment with SouthTrust, for any reason whatsoever, on or after the close of business on December 31, 2003.

                  5.2 Death Benefit. If Malone dies before commencing to receive payment of the benefits hereunder, the Eligible Spouse of Malone shall be entitled to receive, or commence to receive as of the first day of the month following Malone's death, the payments that would have been made to such Eligible Spouse under a Qualified Joint and Survivor Annuity.

                                    ARTICLE 6

                               PAYMENT OF BENEFITS

                  6.1 Any retirement benefits to which Malone shall become entitled pursuant to Article 5 hereinabove shall commence of the tenth day of the first month following his termination of employment with SouthTrust.

                  6.2 Any retirement benefits to which Malone shall become entitled pursuant to Article 5 hereinabove shall be paid in the form of a straight life annuity for the life of Malone, unless


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Malone elects, at least 180 days prior to his termination of employment, to receive the actuarial equivalent of the benefit under any one of the optional forms of benefit provided in the SouthTrust Corporation Revised Retirement Income Plan.

                                    ARTICLE 7

                                 ADMINISTRATION

                  7.1 Administrator. This Plan shall be administered by the Administrator.

                  7.2 Administrator's Powers and Duties. The Administrator shall have the powers and duties to:

                           (a)      Construe and interpret the provisions of the
Plan;

                           (b)      Adopt, amend, or revoke rules and
regulations for the administration of the Plan, provided they are not inconsistent with the provisions of the Plan;

                           (c)      Provide appropriate parties with such
returns, reports, descriptions and statements as may be required by law, within the times prescribed by law and to make them available for examination by Malone when required by law;

                           (d)      Take such other action as may reasonably be
required to administer the Plan in accordance with its terms or as may be provided for or required by law;

                           (e)      Withhold applicable taxes and file with the
Internal Revenue Service appropriate information returns, with respect to distributions made from the Plan; and

                           (f)      Appoint and retain such persons, including a
trustee of the Trust, as may be necessary to carry out the functions of the Administrator.

                           (g)      Upon the occurrence of a Change In Control,
the Administrator shall delegate and the Trustee shall accept any and all administrative duties created by this Agreement.

                                    ARTICLE 8

                               CLAIMS FOR BENEFITS

                  8.1 Submission of Claim. Claims for benefits under this Plan are to be submitted to the Administrator.

                  8.2 Notice of Denial of Claim. If a claim for benefits under this Plan is denied, the Administrator shall provide notice to the claimant in writing of the denial within 90 days after its submission. The notice shall be written in a manner calculated to be understood by the claimant and shall include: (i) the specific reason or reasons for the denial; (ii) specific reference to the pertinent Plan provisions on which the denial is based; (ii) a description of any additional material or information


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necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the Plan's claims review procedures.

                  8.3 Extension of Time. If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the initial 90 day period. In no event shall such extension exceed 90 days.

                  8.4 Review of Denial of Claim. The decision on review shall be made within 60 days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If such an extension of time is required, written notice of extension shall be furnished to the claimant before the end of the original 60 day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of the Plan on which the denial is based. If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review.

                                    ARTICLE 9

                                  MISCELLANEOUS

                  9.1 Amendment to Plan. This Plan may be modified or amended, in whole or in part, only in writing signed by the parties hereto.

                  9.2 Termination of Plan. This Plan may only be terminated upon the prior written consent of Malone and SouthTrust.

                  9.3 Unsecured Promise. SouthTrust and Malone acknowledge that this Plan shall create only an unsecured promise by SouthTrust to Malone to pay the Benefit provided herein. Until the occurrence of a distribution event, at which point Malone shall be entitled to receive amounts provided hereunder, all such amounts shall remain solely the property of SouthTrust, subject only to the claims of SouthTrust's general creditors.

                  9.4 Assignment of Rights to Benefits. Malone's rights to the Benefit under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by Malone or by creditors of Malone.

                  9.5 Unfunded Plan. It is the intention of SouthTrust and Malone that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

                  9.6 Right to Employment. This Plan shall not be construed as giving Malone any right to continued employment with SouthTrust.

                  9.7 Binding Nature of the Plan. The Plan shall be binding upon and inure to the benefit of SouthTrust, its successors and assigns, Malone and his heirs and legal representatives.

                  9.8 Written Notice. Any notice or other communication required or permitted under the Plan shall be in writing. If directed to SouthTrust, the notice or communication shall be sent to the Board of SouthTrust at the principal executive offices of SouthTrust. If directed to Malone, it shall be sent


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to Malone at the last known address as it appears on SouthTrust's records or, if
Malone is employed by SouthTrust, at the work site, at SouthTrust's option.

                  9.9 Entire Plan. This Plan, as completed and executed by SouthTrust and Malone, and the Beneficiary Designation Form shall constitute the entire Plan between SouthTrust and Malone.

                  9.10 Controlling Law. This Plan shall be construed in accordance with the laws of the State of Alabama.

                  9.11 Expenses. The costs of administering the Plan will be paid by SouthTrust.

                  9.12 Captions. The captions or headings in this Plan are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Plan.

                  IN WITNESS WHEREOF, SouthTrust Corporation by and through its duly authorized officers and Malone have caused this instrument to be executed under seal on the 18th day of October, 2000.

                                             SOUTHTRUST CORPORATION



                                             By /s/ Charles Whitfield, Jr.
                                               --------------------------------
                                               Its Sr. Vice President
                                                  -----------------------------

ATTEST:



/s/ Alton E. Yother
----------------------------------
Its Secretary

[CORPORATE SEAL]



                                             /s/ Wallace D. Malone, Jr.
----------------------------------           ----------------------------------
Witness                                      Wallace D. Malone, Jr.
                                             (MALONE)